[LETTERHEAD OF CLEARY GOTTLIEB]

HSBC Holdings plc,
8 Canada Square,
London E14 5HQ

Ladies and Gentlemen:

     We have acted as special U.S. counsel to HSBC Holdings plc, a public limited company incorporated under the laws of England and Wales (the "Company") in connection with the Company's registration under the Securities Act of 1933, as amended (the "Act") pursuant to a registration statement on Form F-3 (Registration No. 333-92024) (the "Registration Statement") of inter alia, its dated subordinated debt securities (the "Dated Securities") and its undated subordinated debt securities (the "Undated Securities"), (together, the "Securities") to be issued under a dated indenture (the "Dated Indenture") and an undated indenture (the "Undated Indenture"), respectively, (together, the "Indentures") to be entered into between the Company and The Bank of New York as trustee.

     In arriving at the opinions expressed below, we have reviewed the form of the Indentures. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

     Based on the foregoing, it is our opinion that, (a) when the Dated Indenture has been duly authorized, executed and delivered, and the Dated Securities have been duly authorized, executed and delivered, the Dated Securities will be valid, binding and enforceable obligations of the Company entitled to the benefits of the Dated Indenture, and (b) when the Undated Indenture has been duly authorized, executed and delivered, and the Undated Securities have been duly authorized, executed and delivered, the Undated Securities will be the valid, binding and enforceable obligations of the Company entitled to the benefits of the Undated Indenture.

     Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America or the law of the State of New
York), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' right generally and to general principles of equity and (c) such opinions are subject to the effect of, judicial application of foreign laws or foreign governmental actions affecting creditors rights.

     In rendering the opinion expressed above, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Dated Indenture will conform and the Undated Indenture will conform to the forms thereof provided as exhibits to the Registration Statement and that the Securities will be duly authenticated in accordance with their terms.

     With respect to the second sentence in Section 1.15 in each of the Indentures, we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action where jurisdiction based on diversity of citizenship under 28 U.S.C ss.1332 does not exist. In addition, we express no opinion as to the enforceability of Article 12 of each Indenture and the subordination provisions of the Securities (which are expressed to be governed by the laws of England).

     The foregoing opinion is limited to the federal laws of the United States of America and the laws of the State of New York.

     We are furnishing this opinion letter to you, solely for your benefit in connection with the registration with the Securities and Exchange Commission under the Act. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except that this opinion letter may be relied upon by the Trustee in its capacity as such.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, without admitting that we are "experts" under the Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                            Very truly yours,

                                            CLEARY, GOTTLIEB, STEEN & HAMILTON



                                            By: /s/ Ashar Qureshi
                                                -----------------------------
                                                Ashar Qureshi, a Partner